Exhibit 99.1

IMMUNE Pharmaceuticals to Form Pain and Neurology

Spin Off Company around AmiKet

IMMUNE and NPT targets closing date of September 15, 2016.

New York, July 19, 2016 -- Immune Pharmaceuticals Inc. (NASDAQ: IMNP) (“Immune”), a biopharmaceutical company focused on the development of targeted therapeutics for the treatment of inflammatory diseases and cancer, announced today that it has entered into an amended agreement with NPT, a syndicate of experienced healthcare investors, on July 18, 2016. According to the amended agreement Immune will form a pain-neurology subsidiary, which will own AmiKet® intellectual property. NPT plans to make the first tranche of its investment into the new subsidiary upon closing based on the pre-agreed terms. The parties have agreed to a target closing date of September 15, 2016.

Dr. Daniel Teper, CEO of Immune commented: “This is an important step towards realizing the significant value of AmiKet® for Immune’s shareholders, and will allow the company to focus on its core immunology and immuno-oncology pipeline.”

For full disclosure please refer to the Form 8-K filed on July 19, 2016.

About Immune Pharmaceuticals Inc.:

Immune Pharmaceuticals Inc. (NASDAQ: IMNP) applies a personalized approach to treating and developing novel, highly targeted antibody therapeutics to improve the lives of patients with inflammatory diseases and cancer. Immune's lead product candidate, bertilimumab, is in Phase II clinical development for moderate-to-severe ulcerative colitis as well as for bullous pemphigoid, an orphan autoimmune dermatological condition. Other indications being considered for development include atopic dermatitis, Crohn's disease, severe asthma and NASH (an inflammatory liver disease). Immune recently expanded its portfolio in immuno-dermatology with topical nano-formulated cyclosporine-A for the treatment of psoriasis and atopic dermatitis. Immune's oncology pipeline includes Ceplene®/IL-2 approved in Europe and Israel for maintenance remission in AML, Azixa® and crolibulin, Phase II-ready vascular disrupting agents, and novel technology platforms; bispecific antibodies and targeted nanotherapeutics, NanomAbs. Immune's additional pipeline includes AmiKet Nano™, a late clinical stage drug candidate for the treatment of neuropathic pain. For more information, visit Immune's website at www.immunepharmaceuticals.com, the content of which is not a part of this press release.

Forward-Looking Statements

This news release and any oral statements made with respect to the information contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal" or the negative of those words or other comparable words to be uncertain and forward-looking. Such forward-looking statements include statements that express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on our current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially include, but not limited to: the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern; the risks associated with our ability to continue to meet our obligations under our existing debt agreements; the risk that clinical trials for bertilimumab or AmiKet® will not be successful; the risk that bertilimumab, AmiKet® or compounds arising from our NanomAbs program will not receive regulatory approval or achieve significant commercial success; the risk that we will not be able to find a partner to help conduct the Phase III trials for AmiKet® on attractive terms, on a timely basis or at all; the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later-stage clinical trials; the risk that we will not obtain approval to market any of our product candidates; the risks associated with dependence upon key personnel; the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; the highly competitive nature of our business; risks associated with litigation; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in our periodic reports, including our reports on Forms 8-K and 10-Q and our annual report on Form 10-K for the year ended December 31, 2015 and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in our filings, which are available at www.sec.gov or at www.immunepharmaceuticals.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors. We expressly disclaim any obligation to publicly update any forward looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

SOURCE Immune Pharmaceuticals Inc.

For further information: Anna Baran-Djokovic, Immune Pharmaceuticals Inc., 646.481.5058, anna.baran@immunepharma.com.